UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 26, 2012

One E-Commerce Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1370 Avenue of the Americas, Suite 902
New York, New York 10019
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (858) 699-8313.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

Previous Independent Accountants

On January 26, 2012, we dismissed PMB Helin Donovan, LLP (“PMB”), as our independent accountant. The reports of PMB, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Board of Directors on January 26, 2012.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with PMB, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided PMB, with a copy of this disclosure before its filing with the SEC. We requested that PMB, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from PMB, stating that it does agree with the above statements. A copy of such letter, dated as of January 26, 2012 is filed as Exhibit 16.1 to this report.

New Independent Accountants

Our Board of Directors appointed PKF, Certified Public Accountants, a Professional Corporation (“PKF”) as our new independent registered public accounting firm effective as of January 26, 2012. During the two most recent fiscal years and through the date of our engagement, we did not consult with PKF regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01  Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description

16.1	Letter from PMB Helin Donovan, LLP to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One E-Commerce Corporation

Dated: January 27, 2012	By:	/s/ John Steel
John Steel
Chief Executive Officer

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